Exhibit 10.2

FOURTH AMENDMENT TO CREDIT AGREEMENT AND THIRD AMENDMENT TO SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT AND THIRD AMENDMENT TO SECURITY AGREEMENT (the “Amendment”), dated as of June 30, 2006 is among SPECTRALINK CORPORATION, a Delaware corporation (the “Borrower”), SPECTRALINK INTERNATIONAL CORPORATION, the Lenders, and JPMORGAN CHASE BANK, N.A., as the administrative agent (the “Administrative Agent”).

RECITALS:

A.                                 The Borrower, the Administrative Agent, and the lenders party thereto entered into that certain Credit Agreement dated as of December 9, 2005 (as amended by that certain First Amendment to Credit Agreement dated December 21, 2005 among the Borrower, the Administrative Agent and the lenders party thereto, that certain Waiver and Second Amendment to Credit Agreement dated March 28, 2006 among the Borrower, the Administrative Agent and the lenders party thereto, and that certain Consent and Third Amendment to Credit Agreement dated May 17, 2006 among the Borrower, the Administrative Agent and the lenders party thereto, the “Credit Agreement”).

B.                                    In connection with the Credit Agreement, the Borrower, Spectralink International Corporation, and the Administrative Agent entered into that certain Security Agreement dated as of December 9, 2005 (as amended by that certain First Amendment to Security Agreement dated as of February 15, 2006, among the Borrower, Spectralink International Corporation, and the Administrative Agent and that certain Second Amendment to Security Agreement dated as of May 22, 2006 executed by Spectralink International Corporation,  the “Security Agreement”).

C.                                   Contemporaneously with the execution of the Credit Agreement, the Lenders advanced a $15,000,000 Term Loan to the Borrower.  By making payments of $5,000,000 on February 6, 2006, $8,750,000 on March 8, 2006, and $1,250,000 on March 28, 2006, the Borrower repaid all of the outstanding principal amount of the Term Loan, and all interest accrued thereon.

D.                                  The Borrower has requested that the Lenders agree: (i) to reallocate $10,000,000 of the outstanding principal amount of the Revolving Loans on June 30, 2006 as the “Term Loan” under the Credit Agreement to be allocated among the Lenders pro rata based their Term Commitments set forth on Schedule 2.01 to the Credit Agreement; (ii) to deem $10,000,000 of the outstanding principal amount of the Revolving Loans on June 30, 2006 reduced by the $10,000,000 being reallocated as a “Term Loan”; and (iii) that such $10,000,000 “Term Loan” be subject to the terms and provisions of the Credit Agreement relating to the initial Term Loan advanced under the Credit Agreement.

NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows effective as of June 30, 2006:

ARTICLE I.

Definitions

Section 1.1.                                   Definitions.  Capitalized terms used in this Amendment, to the extent not otherwise defined herein, shall have the same meanings as in the Credit Agreement, as amended hereby.

ARTICLE II.

Amendments to Credit Agreement

Section 2.1.                                   Amendment to Section 1.01.  The following definitions contained in Section 1.01 of the Credit Agreement are amended and restated in their respective entireties to read as follows:

“Term Loan” means (a) a Loan made pursuant to clause (a) of Section 2.01 and (b)  $10,000,000 of the outstanding principal amount of the Revolving Loans on June 30, 2006 which has been reallocated as a “Term Loan” and deemed (i) advanced by the Lenders on June 30, 2006 in accordance with each Lender’s Term Loan Commitment set forth on Schedule 2.01 hereto and (ii) used to reduced the outstanding principal amount of the Revolving Loans on June 30, 2006 in an aggregate amount equal to $10,000,000.

“Term Loan Maturity Date” means June 30, 2008.

Section 2.2.                                   Amendment to Section 1.01.  The definition of the term “Excess Cash Flow” contained in Section 1.01 of the Credit Agreement is deleted in its entirety.

Section 2.3.                                   Amendment to Section 2.10.  Section 2.10 of the Credit Agreement is amended and restated in its entirety to read as follows:

Section 2.10.                             Amortization of Term Loan.  The Borrower hereby unconditionally promises to repay the Term Loan in equal installments of $1,250,000 each, due and payable on the last day of each March, June, September and December of each year commencing September 30, 2006 and continuing until and including March 31, 2008.  Any remaining principal outstanding under the Term Loan shall be due and payable on the Term Loan Maturity Date.  Prior to any repayment of any Term Borrowings, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by telecopy) of such selection not later than 11:00 a.m., Houston, Texas time, three Business Days before the scheduled date of such repayment.  Each repayment of a Borrowing shall be applied ratably to the Loans included in the repaid Borrowing.

Section 2.4.                                   Amendment to Section 2.11.  Clause (d) of Section 2.11 of the Credit Agreement is amended and restated in its entirety to read as follows:

(d)                                 [Intentionally Omitted.]

Section 2.5.                                   Amendment to Section 5.01(e).  The two references to “May 30, 2006” contained in Section 5.01(e) of the Credit Agreement are amended and restated to read “June 30, 2006”.

Section 2.6.                                   Amendment to Schedule 2.01.  Schedule 2.01 of the Credit Agreement is amended to read as Schedule 2.01 hereof.

ARTICLE III.

Amendment to Security Agreement

Section 3.1.                                   Amendment to Section 4.2(a).  Subclause (ii) of Section 4.2(a) of the Security Agreement is amended and restated in its entirety to read as follows:

(ii)                                on or before June 30, 2006, control agreements covering all of its deposit and security accounts except for account numbers 258-321542-7, 429-07987, and 429-02013 located at Merrill Lynch, Pierce, Fenner & Smith Incorporated; provided, that the Debtors shall close their accounts located at Merrill Lynch, Pierce, Fenner & Smith Incorporated as soon as possible after June 30, 2006;

ARTICLE IV.

Conditions Precedent

Section 4.1.                                   Conditions.  The effectiveness of Articles II and III of this Amendment is subject to the satisfaction of the following conditions precedent:

(a)                                The Administrative Agent shall have received this Amendment duly executed by the Loan Parties and the Lenders;

(b)                               The Administrative Agent shall have received evidence, in form and substance reasonably acceptable to the Administrative Agent, that each Loan Party has notified all of its customers and other Persons making payment on accounts receivable and other Collateral to make all payments thereon to a post office box or boxes (i.e. lock boxes) under the control of Agent;

(c)                                The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct in all material respects as of the date hereof as if made on the date hereof, except for such representations and warranties limited by their terms to a specific date;

(d)                               No Default shall have occurred and be continuing; and

(e)                                All documentation and other legal matters relating to this Amendment shall be satisfactory to the Administrative Agent and its legal counsel Jenkens & Gilchrist, a Professional Corporation.

ARTICLE V.

Miscellaneous

Section 5.1.                                   Ratifications.  The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Credit Agreement and the Security Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Credit Agreement, the Security Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect.  The Loan Parties, the Lenders party hereto, and the Administrative Agent agree that the Credit Agreement and the Security Agreement as amended hereby and the other Loan Documents shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.  The Loan Parties agree that the Term Loan reallocated from the outstanding principal amount of the Revolving Loans on June 30, 2006 shall be subject to the provisions of the Term Loan Promissory Notes previously executed by the Borrower payable to certain of the Lenders.  The parties to this Amendment agree that the reallocation of the Revolving Loans as a Term Loan as contemplated by this Amendment shall not constitute a Default under the Credit Agreement.

Section 5.2.                                   Representations and Warranties.  Each Loan Party hereby represents and warrants to the Administrative Agent and the Lenders as follows as of the date hereof and after giving effect to this Amendment:  (a) no Default exists and (b) the representations and warranties set forth in the Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as though made on and as of such date except to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such date.

Section 5.3.                                   Survival of Representations and Warranties.  All representations and warranties made in this Amendment shall survive the execution and delivery of this Amendment, and no investigation by the Administrative Agent or any Lender or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

Section 5.4.                                   References to Credit Agreement and Security Agreement.  Each of the Loan Documents, including the Credit Agreement and any and all other agreements, documents, or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement or the Security Agreement, as amended hereby, are amended so that any reference in such Loan Documents to the Credit Agreement or the Security Agreement shall mean a reference to the Credit Agreement or the Security Agreement, respectively, as amended hereby. Each reference in the Loan Documents to “Loan Documents” shall include a reference to this Amendment.

Section 5.5.                                   Expenses of Lender.  Borrower agrees to pay all costs and expenses incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment, including without limitation, the costs and fees of the Administrative Agent’s legal counsel, as and to the extent required by Section 10.03(a) of the Credit Agreement.  All amounts due under this Section shall be payable not later than three Business Days after written demand therefor, together with reasonably detailed supporting documentation.

Section 5.6.                                   Severability.  Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

Section 5.7.                                   Applicable Law.  This Amendment shall be governed by and construed in accordance with the applicable law pertaining in the State of New York, other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction.  This governing law election has been made by the parties in reliance (at least in part) on Section 5–1401 of the General Obligations Law of the State of New York, as amended (as and to the extent applicable), and other applicable law.

Section 5.8.                                   Successors and Assigns.  This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, each Lender, the Borrower, each Subsidiary Loan Party and their respective successors and assigns, except that neither Borrower nor any Subsidiary Loan Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of each Lender.

Section 5.9.                                   Counterparts.  This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.

Section 5.10.                             Effect of Waiver.  No consent or waiver, express or implied, by the Administrative Agent or any Lender to or for any breach of or deviation from any covenant, condition or duty by any Loan Party shall be deemed a consent or waiver to or of any other breach of the same or any other covenant, condition or duty.

Section 5.11.                             Headings.  The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

Section 5.12.                             ENTIRE AGREEMENT.  THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THIS AMENDMENT, AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.

Executed as of the date first written above.

SPECTRALINK CORPORATION, as Borrower

By:
Ernest J. Sampias, Chief Financial Officer,
Executive Vice President Finance and
Administration

SPECTRALINK INTERNATIONAL CORPORATION,
as a Loan Party

By:
Leah Maher, Secretary

JPMORGAN CHASE BANK, N.A., as the
Administrative Agent and as a Lender

By:
Sean J. Lynch, Vice President

COMERICA WEST INCORPORATED

By:
Name:
Title:

GUARANTY BANK

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SILICON VALLEY BANK

By:
Name:
Title:

U.S. BANK NATIONAL ASSOCIATION

By:
Name:
Title:

SCHEDULE 2.01
TO
FOURTH AMENDMENT TO CREDIT AGREEMENT AND
THIRD AMENDMENT TO SECURITY AGREEMENT

Commitments

Lender	Revolving Commitments	Term Loan Commitments
JPMorgan Chase Bank, N.A.	$6,250,000	$2,500,000.00
Comerica West Incorporated	$3,125,000.00	$1,250,000.00
Guaranty Bank	$3,125,000.00	$1,250,000.00
KeyBank National Association	$3,125,000.00	$1,250,000.00
LaSalle Bank National Association	$3,125,000.00	$1,250,000.00
Silicon Valley Bank	$3,125,000.00	$1,250,000.00
U.S. Bank National Association	$3,125,000.00	$1,250,000.00
TOTAL	$25,000,000.00	$10,000,000.00